UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 8, 2020, ShiftPixy, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission announcing that the Company executed an Asset Purchase Agreement (the “Agreement”) with Shift Human Capital Management Acquisitions, LLC, part of Vensure Employer Services, Inc. (“Vensure”). This Amendment No. 1 to the Original Form 8-K (“Amendment”) is being filed to (i) amend and restate in its entirety Item 1.01 of the Original Form 8-K, in the manner set forth immediately following this paragraph, and (ii) file as Exhibit 99.1 hereto the Company’s unaudited pro forma combined consolidated balance sheet as of November 30, 2019 and unaudited pro forma combined consolidated statements of operations for the three months ended November 30, 2019 and the years ended August 31, 2019 and 2018, and the notes related thereto. No other changes are made to the Original Form 8-K by this Amendment.

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2020, ShiftPixy, Inc. (the “Company”) executed an Asset Purchase Agreement (“Agreement”) with Shift Human Capital Management Acquisitions, LLC, part of Vensure Employer Services, Inc. (“Vensure”).

The Agreement is attached as an exhibit but as a summary of the Agreement, the Company assigned all rights and interests in its existing Professional Employer Organization (PEO) business to Vensure. The Company will continue to focus on its staffing/technology model serving the Quick Service Restaurant and staffing industries.

Under the Agreement, the Company assigned approximately eighty-eight percent (88%) of its overall business based on revenues reported for the quarter ended November 30, 2019, including 100% of its existing PEO business and agreed to sell certain operating assets associated with the assigned client contracts to Vensure for up to approximately $19.2 million of which $9.7 million was received at closing and $9.5 million is receivable over the next four years. The Agreement is effective January 1, 2020.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s unaudited pro forma combined consolidated balance sheet as of November 30, 2019 and unaudited pro forma combined consolidated statements of operations for the three months ended November 30, 2019 and the years ended August 31, 2019 and 2018, and the notes related thereto are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1	The Company’s unaudited pro forma combined consolidated balance sheet as of November 30, 2019 and unaudited pro forma combined consolidated statements of operations for the three months ended November 30, 2019 and the years ended August 31, 2019 and 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: February 14, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director